PRICING SUPPLEMENT NO. 10                                         Rule 424(b)(3)
DATED:  March 21, 2002                                        File No. 333-76894
(To Prospectus dated January 25, 2002,
and Prospectus Supplement dated January 25, 2002)

                                 $10,006,693,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B

Principal Amount:  $5,000,000    Floating Rate Notes [x]  Book Entry Notes [x]

Original Issue Date:  3/26/2002  Fixed Rate Notes [ ]     Certificated Notes [ ]

Maturity Date:  3/21/2003        CUSIP#: 073928WR0

Option to Extend Maturity:       No    [x]
                                 Yes   [ ]   Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------        ------------        ------------        ------------

        N/A                  N/A                 N/A                 N/A

Applicable Only to Fixed Rate Notes:

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:

Interest Rate Basis:                     Maximum Interest Rate:  N/A

[ ]   Commercial Paper Rate              Minimum Interest Rate:  N/A

[ ]   Federal Funds Effective Rate

[ ]   Federal Funds Open Rate            Interest Reset Date(s):  *

[ ]   Treasury Rate                      Interest Reset Period:  Monthly

[ ]   LIBOR Reuters                      Interest Payment Date(s):  **

[x]   LIBOR Telerate

[ ]   Prime Rate

[ ]   CMT Rate

Initial Interest Rate: 1.90%             Interest Payment Period:  Monthly

Index Maturity:  One Month

Spread (plus or minus):  N/A

*     On the 21st of each month prior to Maturity.

**    On the 21st of each month and at Maturity.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.